TRACTOR SUPPLY COMPANY DECLARES QUARTERLY DIVIDEND;
ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Brentwood, Tennessee, July 29, 2010 – Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced that the Company’s board of directors has declared a quarterly cash dividend of $0.14 per share of the Company's common stock. The board of directors also approved a two-for-one stock split of the Company’s common stock.

Stockholders of record as of the close of business on August 16, 2010, will receive a cash dividend, based on the number of shares owned prior to the split, on August 31, 2010.

Additionally, stockholders of record as of the close of business on August 19, 2010, will receive one additional share of common stock for each share owned as of that date. As a result of the stock split, the number of outstanding shares of common stock will increase to approximately 72.6 million from approximately 36.3 million, and the Company expects the newly issued shares to be distributed on September 2, 2010.

Jim Wright, Chairman and Chief Executive Officer, commented, “In addition to our third consecutive quarterly cash dividend, we are pleased to announce this stock split, which should further enhance the liquidity of our shares and increase the attractiveness of our stock to a broader range of investors.  This action by the board also recognizes Tractor Supply Company’s outstanding long-term equity market performance, our current business momentum and promising growth opportunities.”

About Tractor Supply Company
At June 26, 2010, Tractor Supply Company operated 967 stores in 44 states.  The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers.  The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses.  Stores are located in towns outlying major metropolitan markets and in rural communities.  The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware and seasonal products, including lawn and garden power equipment; (3) truck, towing and tool products; (4) work/recreational clothing and footwear for the entire family; (5) maintenance products for agricultural and rural use; and (6) home décor, candy, snack food and toys.

Forward Looking Statements:
As with any business, all phases of the Company’s operations are subject to influences outside its control.  This information contains certain forward-looking statements, including statements regarding the liquidity and attractiveness of the Company’s common stock and the Company’s growth opportunities.  These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations.  These factors include general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the ability to manage expenses, the availability of favorable credit sources, capital market conditions in general and with respect to the Company’s stock in particular, failure to open new stores in the manner currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, potential legal proceedings, management of our information systems, effective tax rate changes and results of examination by taxing authorities and the ability to maintain an effective system of internal control over financial reporting.  Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements.  Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.